EXHIBIT 99.1

Toga Limited Names J&S Associate as Auditor

PETALING JAYA, Malaysia, Sept. 20, 2022 (GLOBE NEWSWIRE) -- TOGA LIMITED (OTC: TOGL) (“Toga” or the “Company”) is pleased to announce that it has engaged J&S Associate as its new independent registered public accounting firm to replace Marcum LLP. The change of the Company’s independent registered public accounting firm was approved by the Audit Committee of its Board of Directors on July 8, 2022.

Contact:

TOGA LIMITED

515 S. Flower Street, 18th Floor,

Los Angeles, CA 90071

Tel: (+1)(949) 333-1603